EXHIBIT 99.1

Selected Financial Data

     The following sets forth selected financial and operating data for the Company on a historical consolidated basis. The following data should be read in conjunction with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Form 10-K. The historical statements of operations for the years ended December 31, 2003, 2002 and 2001 include the results of operations of the Company as derived from the Company’s audited financial statements. The historical statements of operations for the years ended December 31, 2000 and 1999 include the results of operations of the Company as derived from the Company’s audited financial statements except that the results of operations of properties that were sold subsequent to December 31, 2001 that were not classified as held for sale at December 31, 2001 and the results of operations of properties that were classified as held for sale subsequent to December 31, 2001 are presented in discontinued operations if they met both of the following criteria: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Company as a result of the disposition and (b) the Company will not have any significant involvement in the operations of the property after the disposal transaction. The historical balance sheet data and other data as of December 31, 2003, 2002, 2001, 2000 and 1999 include the balances of the Company as derived from the Company’s audited financial statements.

	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	12/31/03	12/31/02	12/31/01	12/31/00	12/31/99
	(In thousands, except per share and property data)
Statement of Operations Data:
Total Revenues	$328,156	$303,134	$309,854	$316,207	$315,054
Interest Income	2,416	2,378	2,790	5,489	3,790
Property Expenses	(105,405)	(94,993)	(93,371)	(93,706)	(84,828)
General and Administrative Expense	(26,953)	(19,610)	(18,609)	(17,129)	(13,259)
Interest Expense	(95,456)	(90,387)	(82,580)	(83,925)	(79,869)
Amortization of Deferred Financing Costs	(1,764)	(1,925)	(1,809)	(1,750)	(1,362)
Depreciation and Other Amortization	(79,727)	(65,789)	(60,856)	(56,442)	(58,251)
Loss from Early Retirement from Debt (c)	(1,466)	(888)	(10,309)	—	—
Valuation Provision on Real Estate (a)	—	—	(9,500)	(2,900)	—
Equity in Income (Loss) of Joint Ventures	539	463	(791)	571	302
Minority Interest Allocable to Continuing Operations	(166)	(758)	(732)	(5,659)	(7,902)

Income from Continuing Operations	20,174	31,625	34,087	60,756	73,675
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $79,072 and $54,657 for the Year Ended December 31, 2003 and 2002, respectively) (b)	94,163	87,716	39,913	38,562	30,983
Minority Interest Allocable to Discontinued Operations	(13,870)	(13,141)	(6,119)	(6,101)	(4,948)
Gain on Sale of Real Estate	15,605	16,476	64,347	29,296	29,797
Minority Interest Allocable to Gain on Sale of Real Estate	(2,299)	(2,468)	(9,864)	(4,635)	(4,759)

Net Income	113,773	120,208	122,364	117,878	124,748
Redemption of Series A Preferred Stock	—	—	(4,577)	—	—
Redemption of Series B Preferred Stock	—	(3,707)	—	—	—
Preferred Stock Dividends	(20,176)	(23,432)	(30,001)	(32,844)	(32,844)

Net Income Available to Common Stockholders	$93,597	$93,069	$87,786	$85,034	$91,904

Income from Continuing Operations Available to Common Stockholders Per Weighted Average Common Share Outstanding:
Basic	$0.35	$0.48	$1.39	$1.38	$1.74

Diluted	$0.34	$0.47	$1.38	$1.37	$1.74

Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
Basic (e)	$2.43	$2.39	$2.26	$2.23	$2.43

Diluted (e)	$2.42	$2.38	$2.24	$2.21	$2.42

Distributions Per Share	$2.7400	$2.7250	$2.6525	$2.5175	$2.4200

Weighted Average Number of Common Shares Outstanding:
Basic (e)	38,542	38,927	38,841	38,154	37,855

Diluted (e)	38,663	39,165	39,150	38,446	37,957

Net Income	$113,773	$120,208	$122,364	$117,878	$124,748
Other Comprehensive Income (Loss):
Cumulative Transition Adjustment	—	—	(14,920)	—	—
Settlement of Interest Rate Protection Agreements	—	1,772	(191)	—	—
Mark-to-Market of Interest Rate Protection Agreements and Interest Rate Swap Agreements	251	(126)	(231)	—	—
Write-off of Unamortized Interest Rate Protection Agreements Due to Early Retirement of Debt	—	—	2,156	—	—
Amortization of Interest Rate Protection Agreements	198	176	805	—	—

Comprehensive Income	$114,222	$122,030	$109,983	$117,878	$124,748

	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	12/31/03	12/31/02	12/31/01	12/31/00	12/31/99
	(In thousands, except per share and property data)
Balance Sheet Data (End of Period):
Real Estate, Before Accumulated Depreciation	$2,740,800	$2,697,269	$2,714,927	$2,440,810	$2,597,592
Real Estate, After Accumulated Depreciation	2,391,548	2,388,781	2,438,107	2,221,109	2,386,136
Real Estate Held for Sale, Net	—	7,040	30,750	236,422	—
Total Assets	2,648,023	2,629,973	2,621,400	2,618,493	2,526,963
Mortgage Loans Payable, Net, Unsecured Lines of Credit and Senior Unsecured Debt, Net	1,453,798	1,442,149	1,318,450	1,221,356	1,147,639
Total Liabilities	1,591,732	1,575,586	1,447,361	1,373,288	1,276,763
Stockholders’ Equity	889,173	882,326	995,597	1,058,372	1,059,226
Other Data:
Cash Flow From Operating Activities	$99,560	$131,597	$147,091	$160,241	$176,897
Cash Flow From Investing Activities	32,633	34,591	(38,761)	(87,300)	(10,040)
Cash Flow From Financing Activities	(131,372)	(166,188)	(116,061)	(67,819)	(186,071)
Total Properties (d)	834	908	918	969	967
Total GLA, in Square Feet (d)	57,925,466	59,979,894	64,002,809	68,242,713	67,029,135
Occupancy Percentage (d)	88%	90%	91%	95%	96%

(a)	Represents a valuation provision on real estate relating to certain properties located in Columbus, Ohio, Des Moines, Iowa, Grand Rapids, Michigan and Indianapolis, Indiana.

(b)	On January 1, 2002, the Company adopted the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”). FAS 144 addresses financial accounting and reporting for the disposal of long lived assets. FAS 144 requires that the results of operations and gains or losses on the sale of property sold subsequent to December 31, 2001 that were not classified as held for sale at December 31, 2001 as well as the results of operations from properties that were classified as held for sale subsequent to December 31, 2001 be presented in discontinued operations if both of the following criteria are met: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Company as a result of the disposal transaction and (b) the Company will not have any significant involvement in the operations of the property after the disposal transaction. FAS 144 also requires prior period results of operations for these properties to be restated and presented in discontinued operations in prior consolidated statements of operations. In compliance with FAS 144, the Company has reported the results of operations and gain/(losses) on the sale of industrial properties sold and the results of operations from properties that are classified as held for sale at March 31, 2004 as income from discontinued operations for each period presented in its quarterly report filed on Form 10-Q for the first quarter ended March 31, 2004.

(c)	On January 1, 2003, the Company adopted the Financial Accounting Standard Board’s Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Correction” (“FAS 145”). FAS 145 rescinds FAS 4, FAS 44 and FAS 64 and amends FAS 13 to modify the accounting for sales-leaseback transactions. FAS 4 required the classification of gains and losses resulting from the extinguishment of debt to be classified as extraordinary items. Pursuant to the adoption of FAS 145, the Company reclassified amounts shown as extraordinary for the year ended December 31, 2002 and 2001 to continuing operations. In 2002, the Company paid off and retired certain senior unsecured debt. The Company recorded a loss from the early retirement of debt of approximately $.9 million which is comprised of the amount paid above the carrying amount of the senior unsecured debt, the write-off of pro rata unamortized deferred financing costs and legal costs. In 2001, the Company paid off and retired certain mortgage loans and certain senior unsecured debt. The Company recorded a loss from the early retirement of debt of approximately $10.3 million which is comprised of the amount paid above the carrying amount of the senior unsecured debt, the write-off of unamortized deferred financing costs, the write-off of the unamortized portion of an interest rate protection agreement which was used to fix the interest rate on the senior unsecured debt prior to issuance, the settlement of an interest rate protection agreement used to fix the retirement price of the senior unsecured debt, prepayment fees, legal costs and other expenses.

(d)	As of end of period and excludes properties under development.

(e)	In accordance with Financial Accounting Standard Board’s Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“FAS 128”), the basic weighted average shares outstanding for 2002, 2001, 2000 and 1999 have been adjusted to exclude restricted stock issued that has not vested. The diluted weighted average shares outstanding for 2002, 2001 2000 and 1999 have been adjusted to exclude restricted stock issued that has not vested except for the impact of the dilution related to restricted stock outstanding. Due to these adjustments, basic and diluted earnings per share available to common stockholders for the years ended December 31, 2002, 2001, 2000 and 1999 exceeds the basic and diluted earnings per share available to common stockholders reported in 2002’s Form 10-K by $.02 per share, $.02 per share, $.03 per share and $.01 per share, respectively.

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